Exhibit 99.1

SG Blocks Reports Second Quarter 2019 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

August 14, 2019 04:01 PM Eastern Daylight Time

BROOKLYN, N.Y.--(BUSINESS WIRE)--SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, reported its financial results for the second quarter and six months ended June 30, 2019.

Management Commentary

“This was a productive quarter for SG Blocks, as we achieved several significant milestones to drive progress at the 302-unit multifamily project in Sullivan County, New York or the Monticello project, creating the template for future projects that will create lasting value for our shareholders,” commented Paul Galvin, CEO of SG Blocks. “During and subsequent to the quarter we have entered into a long-term teaming agreement with Geis Companies, a premier design/build company, to provide construction related services and perform all site and civil work and installation services on the Monticello project. In July 2019, we executed a governing company agreement, along with another investor, to create a repeatable financial structure for the Monticello project. SG Blocks’ contribution is capped at $1.3 million from cash collected in the first phase of the Monticello project.”

Mr. Galvin continued, “In late July 2019, third party investors completed the $5.0 million equity financing for the first phase of construction for Monticello and the capital structure is accretive to SG Blocks shareholders. With these steps completed, we believe we have created a repeatable and scalable model that will give us more control, and once completed, more returns on future projects. Projected Construction costs in the first phase of the project are approximately $22 million which translate into approximately $13 million in revenues for SG Blocks and the total construction costs of the project are approximately $55 million.”

Mr. Galvin concluded, “Large projects often come with less predictable timelines, and this is no exception. But the pieces are now in place, and we have adapted based on our experience from prior projects, creating a model that we believe minimizes risk, maximizes our ability to deliver and should reward our shareholders as these projects are completed and ultimately sold.”

Second Quarter 2019 Financial Highlights:

●	Revenue decreased 68.4% to $728,000 in Q2 2019, as compared to $2.3 million in Q2 2018.

●	Gross profit for Q2 2019 increased to $267,000 as compared to $32,000 in Q2 2018. Gross profit margin as a percentage of revenue increased to 36.7% in Q2 2019, as compared to 1.4% in Q2 2018.

●	Net loss totaled $972,000, or $(0.20) per basic and diluted share, in Q2 2019, as compared to a net loss of $1.2 million, or $(0.29) per basic and diluted share, in Q2 2018.

●	Adjusted EBITDA loss in Q2 2019 decreased to $755,000, as compared to $999,000 in Q2 2018. (See below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).

Second Quarter 2019 and Subsequent Operational Highlights:

●	Construction backlog decreased to $70.8 million as of June 30, 2019, as compared to $97.7 million at December 31, 2018. The decrease in backlog at June 30, 2019 from the prior year end is primarily attributable to the cancellation of a $25 million contract during the second quarter.

●	Performed activity on nine projects during Q2 2019.

●	Raised approximately $1.14 million in aggregate net proceeds from a follow-on equity offerings of the Company’s common stock, to be used for working capital purposes.

●	Entered into a teaming agreement with Geis Companies, a premier design/build company headquartered in Streetsboro, Ohio. The first joint project will be the Monticello project in Sullivan County, New York. Under terms of the teaming agreement, Geis will provide construction related services, and perform all site and civil work and installation services. In addition, Geis has bonding capacity up to $50 million, which is beneficial for our customers, as it potentially reduces loan guarantees and cash requirements for certain projects.

Second Quarter 2019 Financial Results

Revenue in Q2 2019 totaled $728,000, a decrease of 68.4% compared to $2.3 million in Q2 2018. This decrease in revenue was mainly driven by a decline in the Company’s school and special use projects. Construction backlog decreased to $70.8 million as of June 30, 2019, as compared to $97.7 million at December 31, 2018. The decrease in backlog at June 30, 2019 from the prior year end is primarily attributable to the cancellation of a $25.0 million contract during the second quarter Gross profit for Q2 2019 increased to $267,000 as compared to $32,000 in Q2 2018. Gross profit margin as a percentage of revenue increased to 36.7% in Q2 2019, as compared to 1.4% in Q2 2018.

Operating expenses remained mostly unchanged at $1.24 million in Q2 2019 compared to $1.27 million in Q2 2018.

Net loss totaled $972,000, or $(0.20) per basic and diluted share, in Q2 2019, compared to a net loss of $1.2 million, or $(0.29) per basic and diluted share, in Q2 2018.

Adjusted EBITDA loss decreased to $755,000 in Q2 2019 from $999,000 in Q2 2018. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

Year-to-date 2019 Financial Results

Revenue in the first six months of 2019 totaled $2.5 million, a decrease of 36.0% compared to $3.8 million in the first six months of 2018. This decrease in revenue was primarily the result of a decline in the Company’s school and special use projects as compared to 2018. Gross profit totaled $811,000, or 32.9% profit margin, for the first six months of 2019 as compared to $195,000, or 5.1% profit margin, in the year ago period.

Operating expenses increased slightly to $2.3 million for the first six months of 2019 compared to $2.2 million for the first six months of 2018. The increase in operating expenses was primarily due to an increase in payroll and related expenses.

Net loss totaled $1.5 million, or $(0.32) per basic and diluted share, for the first six months of 2019, compared to a net loss of $2.0 million, or $(0.47) per basic and diluted share, for the first six months of 2018.

Adjusted EBITDA loss decreased to $1.0 million for the first six months of 2019, an improvement of $481,000 compared to a loss of $1.5 million for the first six months of 2018. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under GAAP.

Balance Sheet

Cash and cash equivalents at June 30, 2019 totaled $174,000, as compared to $1.4 million at December 31, 2018. During the third quarter of 2019, the Company completed a $765,000 equity financing, resulting in approximately $587,000 of net proceeds.

Further details about the Company’s results in the second quarter of 2019 will be available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Outlook

“This progress is not reflected in our second quarter financial results, but we believe our achievements position us to generate revenue of approximately $13 million in the first phase of the Monticello project with a gross profit target of approximately $2.6 million,” added Mr. Galvin. “For perspective, $13 million is more revenue than we have recognized in any 12-month period in our history; and this is from just one phase of one project. We are excited about additional projects that are working their way through our pipeline and backlog, which could potentially translate to incremental revenue over the next 12 months.”

Conference Call Information

SG Blocks’ CEO, Paul Galvin, and President and CFO, Mahesh Shetty, will host a conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, August 14, 2019

Time:	4:30 p.m. ET, 1:30 p.m. PT

Toll-free dial-in number:	1-855-327-6837

International dial-in number:	1-631-891-4304

Conference ID:	10007495

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Hayden IR at (646) 755-7412 or james@haydenir.com.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=135826 and via the investor relations section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available on August 14, 2019, after 7:30 p.m. Eastern time, through August 28, 2019.

Toll-free replay number:	1-844-512-2921

International replay number:	1-412-317-667

Replay ID:	10007495

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such as stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company and its results of operations.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net loss	$(971,709)	$(1,232,904)	$(1,462,444)	$(1,987,005)
Addback depreciation and amortization	39,417	148,264	78,863	296,511
EBITDA (non-GAAP)	(932,292)	(1,084,640)	(1,383,581)	(1,690,494)
Addback stock compensation expense	176,868	85,325	339,361	165,314
Adjusted EBITDA (non-GAAP)	$(755,424)	$(999,315)	$(1,044,220)	$(1,525,180)

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The Company offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” “target” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in SG Blocks’ filings with the U.S. Securities and Exchange Commission. Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

-- Tables Follow --

Media
Rubenstein Public Relations
Christina Levin
Account Director
212-805-3029
clevin@rubensteinpr.com

or

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$173,902	$1,368,395
Accounts receivable, net	1,448,506	1,746,326
Costs and estimated earnings in excess of billings on uncompleted contracts	20,801	260,325
Prepaid expenses and other current assets	230,294	986,687
Total current assets	1,873,503	4,361,733

Property, plant and equipment, net	65,036	71,337
Goodwill	4,162,173	4,162,173
Intangible assets, net	2,371,367	2,443,929
Total Assets	$8,472,079	$11,039,172

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,669,328	$2,624,218
Billings in excess of costs and estimated earnings on uncompleted contracts	184,429	1,334,887
Total current liabilities	1,853,757	3,959,105

Commitments and contingencies (Note 12)

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized as of June 30, 2019 and 300,000,000 shares authorized as of December 31, 2018; 5,107,791 issued and outstanding as of June 30, 2019 and 4,260,041 issued and outstanding as of December 31, 2018	51,079	42,601
Additional paid-in capital	18,692,964	17,700,743
Accumulated deficit	(12,125,721)	(10,663,277)
Total stockholders’ equity	6,618,322	7,080,067
Total Liabilities and Stockholders’ Equity	$8,472,079	$11,039,172

The accompanying notes are an integral part of these condensed consolidated financial statements.

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,	For the Three Months Ended June 30,	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Block sales	$—	$42,799	$—	$42,799
Construction services	675,170	2,262,998	2,333,244	3,806,526
Engineering services	52,738	—	129,788	—
Total	727,908	2,305,797	2,463,032	3,849,325

Cost of revenue:
Block sales	—	33,084	—	33,084
Construction services	435,671	2,241,141	1,594,900	3,621,071
Engineering services	24,919	—	56,709	—
Total	460,590	2,274,225	1,651,609	3,654,155

Gross profit	267,318	31,572	811,423	195,170

Operating expenses:
Payroll and related expenses	645,627	572,612	1,284,177	978,029
General and administrative expenses	506,664	555,087	839,664	981,362
Marketing and business development expense	84,216	97,541	131,575	178,588
Pre-project expenses	2,520	45,000	18,451	49,964
Total	1,239,027	1,270,240	2,273,867	2,187,943

Operating loss	(971,709)	(1,238,668)	(1,462,444)	(1,992,773)

Other income (expense):
Interest income	—	—	—	4
Other income	—	5,764	—	5,764
Total	—	5,764	—	5,768

Loss before income taxes	(971,709)	(1,232,904)	(1,462,444)	(1,987,005)
Income tax expense	—	—	—	—

Net loss	$(971,709)	$(1,232,904)	$(1,462,444)	$(1,987,005)

Net loss per share - basic and diluted:
Basic and diluted	$(0.20)	$(0.29)	$(0.32)	$(0.47)

Weighted average shares outstanding:
Basic and diluted	4,837,629	4,260,041	4,552,004	4,260,041

The accompanying notes are an integral part of these condensed consolidated financial statements.

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – March 31, 2019	4,260,041	$42,601	$17,917,551	$(11,154,012)	$6,806,140
Stock-based compensation	—	—	231,182	—	231,182
Issuance of common stock, net of issuance costs	847,750	8,478	544,231	—	552,709
Net loss	—	—	—	(971,709)	(971,709)
Balance – June 30, 2019	5,107,791	$51,079	$18,692,964	$(12,125,721)	$6,618,322

Balance – December 31, 2018	4,260,041	$42,601	$17,700,743	$(10,663,277)	$7,080,067
Stock-based compensation	—	—	447,990	—	447,990
Issuance of common stock, net of issuance costs	847,750	8,478	544,231	—	552,709
Net loss	—	—	—	(1,462,444)	(1,462,444)
Balance – June 30, 2019	5,107,791	$51,079	$18,692,964	$(12,125,721)	$6,618,322

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – March 31, 2018	4,260,041	$42,601	$17,384,518	$(6,573,357)	$10,853,762
Stock-based compensation	—	—	85,325	—	85,325
Net loss	—	—	—	(1,232,904)	(1,232,904)
Balance – June 30, 2018	4,260,041	$42,601	$17,469,843	$(7,806,261)	$9,706,183

Balance – December 31, 2017	4,260,041	$42,601	$17,304,529	$(5,819,256)	$11,527,874
Stock-based compensation	—	—	165,314	—	165,314
Net loss	—	—	—	(1,987,005)	(1,987,005)
Balance – June 30, 2018	4,260,041	$42,601	$17,469,843	$(7,806,261)	$9,706,183

The accompanying notes are an integral part of these condensed consolidated financial statements.

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2019	For the Six Months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,462,444)	$(1,987,005)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	6,301	1,879
Amortization of intangible assets	72,562	294,632
Bad debt expense (benefit)	(54,000)	—
Interest income on short-term investment	—	(4)
Stock-based compensation	339,361	165,314
Changes in operating assets and liabilities:
Accounts receivable	351,820	778,191
Costs and estimated earnings in excess of billings on uncompleted contracts	239,524	(70,217)
Prepaid expenses and other current assets	756,393	(52,436)
Accounts payable and accrued expenses	(846,261)	(159,237)
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,150,458)	(847,580)
Net cash used in operating activities	(1,747,202)	(1,876,463)

Cash flows from investing activities:
Proceeds from short-term investment	—	30,037
Purchase of property, plant and equipment	—	(3,784)
Net cash provided by investing activities	—	26,253

Cash flows from financing activities:
Proceeds from public stock offering, net of issuance costs	552,709	—
Net cash provided by financing activities	552,709	—

Net decrease in cash and cash equivalents	(1,194,493)	(1,850,210)

Cash and cash equivalents - beginning of period	1,368,395	4,870,824

Cash and cash equivalents - end of period	$173,902	$3,020,614

Supplemental disclosure of non-cash operating activities:
Non cash conversion of accrued salary to restricted stock units	$108,629	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net loss	$(971,709)	$(1,232,904)	$(1,462,444)	$(1,987,005)
Addback depreciation and amortization	39,417	148,264	78,863	296,511
EBITDA (non-GAAP)	(932,292)	(1,084,640)	(1,383,581)	(1,690,494)
Addback stock compensation expense	176,868	85,325	339,361	165,314
Adjusted EBITDA (non-GAAP)	$(755,424)	$(999,315)	$(1,044,220)	$(1,525,180)